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                                                                 Exhibit (8)(c)

                         FUND PARTICIPATION AGREEMENT
                         ----------------------------

   THIS AGREEMENT is executed as of August   , 2015, and effective as of
August 24, 2015 (the "Effective Date"), by and among BLACKROCK VARIABLE SERIES FUNDS, INC. an open-end management investment company organized as a Maryland corporation (the "Fund"), BLACKROCK INVESTMENTS, LLC ("BRIL" or the "Underwriter"), a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey each a life insurance company organized under the laws of the states of Arizona and New Jersey, respectively (collectively, the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule A, as may be amended from time to time (each separate account hereinafter referred to individually as a Separate Account" and collectively as the "Separate Accounts").

                             W I T N E S S E T H:
                             --------------------

   WHEREAS, the Fund has filed a registration statement with the Securities and Exchange Commission ("SEC") to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

   WHEREAS, the Fund desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Fund (the "Participating Insurance Companies"); and

   WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the 1934 Act, is a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA") and acts as principal underwriter of the shares of the Fund; and

   WHEREAS, the capital stock of the Fund is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

   WHEREAS, the several series of shares of the Fund offered now or in the future by the Fund to the Company and the Separate Accounts are described on Schedule B attached hereto (each, a "Portfolio," and, collectively, the "Portfolios"); and

   WHEREAS, the Fund has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Fund Exemptive Order"); and

   WHEREAS, BlackRock Advisors, LLC ("BAL") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the Fund's investment adviser; and

   WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the Separate Accounts (the "Contracts") and will sell the Contracts to owners of the Contracts ("Contract owners"); and

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   WHEREAS, the Company has registered or will register each Separate Account as a unit investment trust under the 1940 Act; and

   WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios (the "Shares") on behalf of the Separate Accounts to fund the Contracts, and the Fund intends to sell such Shares to the relevant Separate Accounts at such Shares' net asset value.

   NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE 1
                            Sale of the Fund Shares
                            -----------------------

   1.1 Subject to Section 1.3, the Fund shall make Shares of the Portfolios available to the Separate Accounts at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectuses and statements of additional information of the Portfolios (collectively, the "Prospectus"). Shares of a particular Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Directors of the Fund (the "Directors") may refuse to sell Shares of any Portfolio to any person (including the Company and the Separate Accounts), or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in their sole discretion when acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Portfolio.

   1.1(a) If there are corrections to a Portfolio's net asset value, the following provisions shall apply:

       Fund/SERV Transactions. The parties shall use the National Securities Clearing Corporation's Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system and any corrections to a Portfolio's net asset value for the prior Trade Date (as hereinafter defined) will be submitted through the Mutual Fund Profile with the correct net asset value and applicable date. If the corrections are dated later than Trade Date plus one, the Fund will send an electronic transmission to the Company in addition to the Mutual Fund Profile submission; or

       Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Portfolio's net asset value will be communicated by facsimile or by electronic transmission to the Company, and will include for each day on which an adjustment has occurred the incorrect Portfolio net asset value, the correct net asset value, and, to the extent communicated to Portfolio shareholders, the reason for the adjustment.

       1.1(b) Fund/SERV Transactions. If the parties choose to use Fund/SERV or any other NSCC service, the following provisions shall apply:

   The Company and the Fund or its designee will each be bound by the rules of the National Securities Clearing Corporation ("NSCC") and the terms of any NSCC agreement filed by it with the NSCC. Without limiting the generality of the following provisions of this section, the Company and the Fund or its designee will each perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV, the Mutual Fund Profile Service, the Networking Matrix Level utilized and any other relevant NSCC service or system (collectively, the "NSCC Systems").

                                      2

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   If the Company experiences any difficulties in communicating transactions via an NSCC System, the Company shall promptly inform the Fund or its designee no later than 9:00 a.m. Eastern Time on the Business Day following Trade Date. In such circumstances, the Company must promptly communicate the relevant transactions manually to the Fund or its designee following notification to the Fund or its designee of the difficulties experienced.

   Any information transmitted through the NSCC Systems by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC Systems and to limit the access to, and the inputting of data into, the NSCC Systems to persons specifically authorized by such party.

   On each Business Day (as hereinafter defined), the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading (as hereinafter defined) on each Business Day. The Company shall communicate to the Fund or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the "Trade Date") no later than 7:30 a.m. Eastern Time (or such other time as may be agreed by the parties in writing from time to time) on the Business Day following the Trade Date. The Trade Date for all orders received by the Company after the Close of Trading on a Business Day shall be the following Business Day. The Fund or its designee shall treat all trades communicated to the Fund or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date.

       All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Separate Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act.

Unless otherwise informed in writing, such redemption wires should be sent to:

          Pruco Life Insurance Company
          213 Washington Street
          Newark, NJ 07102
          ABA#: 021000021
          Account Title: Pruco Life of Arizona - Annuity
          Account No.: 304617571

          OR

          Pruco Life Insurance Company of New Jersey
          213 Washington Street
          Newark, NJ 07102
          ABA#: 021000021
          Account Title: Pruco Life of New Jersey - Annuity
          Account No.: 304617598

       1.1(c) Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

       Next Day Transmission of Orders. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Separate Account

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received by the Company prior to the Close of Trading on such Business Day.
Prior to 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties in writing from time to time) on the next following Business Day, the Company shall communicate to the Fund or its designee by facsimile or any other method agreed upon by the parties in writing, the net aggregate purchase or redemption orders (if any) for each Separate Account received by the Close of Trading on the prior Business Day. All orders communicated to the Fund or its designee by the 9:00 a.m. deadline (or such other time as may be agreed by the parties in writing from time to time) shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date.

       Purchases. The Company will use its best efforts to transmit each purchase order to the Fund or its designee in accordance with written instructions previously provided by the Fund or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to BRIL or its designee purchase amounts no later than the close of the Federal Reserve Wire Transfer System (the "Fedwire System") on the next Business Day following the Trade Date.

       Redemptions. With respect to redemption orders placed by the Company by 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties in writing from time to time) on the first Business Day following the Trade Date, the Fund or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions no later than the close of the Fedwire System on the next Business Day following the Trade Date.

       Unless otherwise informed in writing, such redemption wires should be sent to:

          Pruco Life Insurance Company
          213 Washington Street
          Newark, NJ 07102
          ABA#: 021000021
          Account Title: Pruco Life of Arizona - Annuity
          Account No.: 304617571

          OR

          Pruco Life Insurance Company of New Jersey
          213 Washington Street
          Newark, NJ 07102
          ABA#: 021000021
          Account Title: Pruco Life of New Jersey - Annuity
          Account No.: 304617598

   1.2 Subject to Section 1.3, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of a Separate Account at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the Prospectus of the Portfolios. The Fund shall make payment for such Shares in accordance with Section 1.4, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).

   1.3 (a) The Company will not aggregate orders received from its Contract owners after close of the New York Stock Exchange (generally, 4:00 p.m. Eastern
Time) (the "Close of Trading") with orders received before the Close of Trading on the same Business Day, and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after the Close of Trading from being aggregated with orders received before the Close of Trading on the same Business Day and to minimize errors that could result in late transmission of orders. Orders received by the Company before the Close of Trading are eligible to receive that Business Day's net asset value, and Orders received by the Company after the Close of Trading are eligible to receive the next Business Day's net asset value.

   (b) Notwithstanding anything to the contrary in this Agreement, the Fund shall accept purchase and redemption orders resulting from investment in and payments under the Contracts on each Business Day, provided that such orders are received prior to 9:00 a.m. Eastern Time and reflect instructions received by the Company from Contract owners in good order prior to the time the net asset value of each Portfolio is priced in accordance with the preceding paragraph and the Fund's Prospectus on the prior Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC. Purchase and redemption orders shall be provided by the Company in such written or electronic form (including, without limitation, facsimile) as may be mutually acceptable to the Company and the Fund. The Fund may reject purchase and redemption orders which are not in the form prescribed in the Fund's Prospectus. The Fund and its agents or designees shall be entitled to rely upon, and shall be fully protected from all liability in acting upon, the instructions of the Company and its agents.

   1.4 Purchase orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for on the next Business Day following the Trade Date. Payments shall be made in federal funds transmitted by wire. In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Fund or its designee pursuant to
Section 1.3, the Company shall hold the Fund or its designee harmless from any losses reasonably sustained by the Fund or its designee as the result of acting in reliance on such purchase order. Redemption orders that are transmitted to the Fund or its designee in accordance with Section 1.3 shall be paid for no later than the end of the Business Day after the Fund receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Fund or its designee shall fail to pay in a timely manner for any redemption order validly received by the Fund or its designee pursuant to
Section 1.3, the Fund or its designee shall hold the Company harmless from any losses reasonably sustained by the Company as the result of acting in reliance on such redemption order.

   1.5 Issuance and transfer of Shares of the Portfolios will be by book entry only. Share certificates will not be issued to the Company or the Separate Account. Shares ordered from the Fund will be recorded in the appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

   1.6 The Fund or its designee shall furnish prompt written notice by email to the Company of any income, dividends or capital gain distribution payable on Shares. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Fund shall notify the Company in writing by email of the number of Shares so issued as payment of such income, dividends and distributions.

   1.7 The Fund shall make the net asset value per Share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is calculated and shall use its best efforts to make such net asset value per Share available by 7:00 p.m. Eastern Time on each Business Day. If the Fund provides materially incorrect net asset value information, it shall make an adjustment to the number of Shares purchased or redeemed for any affected Separate Account to reflect the correct net asset value. Any material error in the calculation or reporting of net asset value, dividend or capital gains information shall be reported promptly in writing by email upon discovery to the Company.

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   1.8 The Company agrees that it will not take any action to operate an
Separate Account as a management investment company under the 1940 Act without the Fund's and the Underwriter's prior written consent.

   1.9 The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Shares will be used only for the purposes of funding the Contracts and Separate Accounts listed in Schedule A, as amended from time to time.

   1.10 The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement.

   1.11 The Fund reserves the right to reject any purchase orders, including exchanges, for any reason, including if the Fund, in its sole opinion, believes any of the Company's Contract owners is engaging in short-term or excessive trading into and out of a Portfolio or otherwise engaging in trading that may be disruptive to a Portfolio ("Market Timing"). The Fund agrees to promptly notify the Company of any such determination. The Company agrees to cooperate with the Underwriter and the Fund to monitor for Market Timing by its Contract owners, to provide such relevant information about Market Timing to the Fund as it may reasonably request, including but not limited to such Contract owner's identity, and to make a good faith effort to prevent Market Timing from occurring by or because of Contract owners' actions. Failure of the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Fund's rights under this section. Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Fund, the Underwriter and the Company agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

                                   ARTICLE 2
                          Obligations of the Parties
                          --------------------------

   2.1 The Fund shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses, including summary prospectuses if available, and statements of additional information of the Fund required to be so filed. The Fund shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

   2.2 At least annually, the Underwriter or its designee shall provide the Company with a PDF of the current prospectus of the applicable Portfolio(s) suitable for duplication by the Company for distribution to existing Contract owners whose Contracts are funded by Shares of such Portfolio(s) and to prospective purchasers of Contracts. The Underwriter or its designee will pay the Company's usual, customary and reasonable printing costs for printing prospectuses for existing Contract owners. The Company will bear the costs of printing prospectuses for prospective purchasers of Contracts. The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the printing expenses for which the Company requests reimbursement. The Company agrees to use its best efforts to minimize any printing expenses. If the Company prints such documents, Company agrees that any printer it selects shall be a reputable printer within the industry.

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   The Company may use such PDF described above to assist with the updating of any of its Contract prospectuses or related materials in order to have the prospectuses of the Portfolios conform to the Company's Contract prospectuses or related materials, with the expenses of such updating, including printing, to be borne by the Company.

   For purposes of this Section 2.2 only, references to a Portfolio's "prospectus" shall exclude the related statement of additional information.

   2.3 The Fund or its designee shall provide a master PDF of the statement of additional information for the Portfolios to the Company (suitable for duplication by the Company at the Company's expense) for distribution to any owner of a Contract funded by the Shares or to a prospective purchaser who requests such statement.

   2.4 The Underwriter or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Fund's proxy materials, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for distribution to Contract owners upon request.

   2.5 During the term of this Agreement, the Company agrees to furnish the Fund at its principal office all prospectuses, proxy statements, and reports to shareholders which refer to the Fund, the Underwriter or BAL (the "Fund Parties") in any way, prior to use thereof and not to use material if the Fund Parties reasonably object in writing five business days (or such other time as may be mutually agreed) after receipt thereof. During the term of this Agreement, the Company also agrees to furnish the Fund Parties, upon request, representative samples of marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public, which make reference to the Fund Parties. The Company further agrees to prospectively make reasonable changes to such materials upon the Fund Parties' written request, and to implement those changes in the next regularly scheduled production of those materials. All such prospectuses, proxy statements, replies to shareholders, marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public which make reference to the Fund Parties may be furnished to the Fund Parties hereunder by electronic mail, first-class or overnight mail, facsimile transmission equipment or hand delivery.

   2.6 At the reasonable request of the Fund or its designee, the Company shall furnish, or shall cause to be furnished, as soon as practical, to the Fund or its designee copies of the following reports:

      . the Company's annual financial report (prepared under generally accepted accounting principles ("GAAP", if any);

      .   the Company's quarterly statements, if any;

      . any financial statement, proxy statement, notice or report of the Company sent to policyholders; and

      . any registration statement (without exhibits) and financial reports of the Company filed with any state insurance regulator.

   2.7 Notwithstanding anything to the contrary in this Agreement, the Company shall not give any information or make any representations or statements on behalf of the Fund or Underwriter or concerning the Fund, the Underwriter or BAL in connection with the Contracts other than information or representations contained in and accurately derived from the registration

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statement or Prospectus for the Shares (as such registration statement and
Prospectus may be amended or supplemented from time to time), reports of the Fund, Fund-sponsored proxy statements, or in sales literature or other promotional material approved by the Fund or Underwriter, except with the written permission of the Fund or Underwriter.

   2.8 Neither the Fund nor the Underwriter shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Separate Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statements or Contract prospectuses (as such registration statements or Contract prospectuses may by amended or supplemented from time to time), except with the written permission of the Company.

   2.9 The Company shall register and qualify the Contracts for sale to the extent required by applicable law. The Company shall amend the registration statement of the Contracts under the 1933 Act and registration statement for each Separate Account under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

   2.10 Solely with respect to Contracts and Separate Accounts that are subject to the 1940 Act, so long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract owners:
(a) the Company will provide pass-through voting privileges to owners of Contracts whose cash values are invested, through the Separate Accounts, in Shares of the Fund; (b) the Fund shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Separate Accounts calculate voting privileges in the manner established by the Fund; (c) with respect to each Separate Account, the Company will vote Shares of the Fund held by the Separate Account and for which no timely voting instructions from Contract owners are received, as well as Shares held by the Separate Account that are owned by the Company for its general accounts, in the same proportion as the Company votes Shares held by the Separate Account for which timely voting instructions are received from Contract owners; and (d) the Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Fund Shares held by Contract owners without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

   2.11(a) The Company will furnish the Fund or its designee (including, without limitation, any auditors designated by the Fund) with such information in connection with this Agreement and/or any agreement for the provision of administrative services or distribution-related services by the Company for the Fund (the "Related Agreements") as it may reasonably request (including, without limitation, periodic certifications confirming the Company's provision of services for the Fund) and will cooperate with the Fund or its designee in connection with the preparation of reports to the Board of Directors concerning this Agreement and/or any Related Agreement and the monies paid or payable pursuant to this Agreement or any Related Agreement, as well as any other reports or filings that may be required by law.

   (b) The Parties and their employees will, upon reasonable request, be available during normal business hours to consult with each other or their designees concerning this Agreement and/or any Related Agreement.

   (c) Each party will maintain and preserve all records as required by law to be maintained and preserved by it in connection with the performance of its obligations under this Agreement and any Related Agreement. Upon the reasonable request of another party, a party will provide copies of historical records relating to transactions between the Fund and the Separate Accounts, written communications regarding the Fund to or from the Separate Accounts and other materials that

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enable the requesting party to monitor and review the other party's or parties'
performance or perform general customer supervision. The Company shall also maintain and preserve all records which would enable the Fund or its designee to substantiate the fees charged by the Company, the services provided by the Company and the internal controls over services provided by the Company as well as any other records reasonably required by the Fund or its designee. Upon reasonable request, the Company agrees to make these records available to the Fund or its designee.

   (d) From time-to-time, the Fund or its designee may submit a due diligence questionnaire to the Company, and the Company shall complete and return such due diligence questionnaire within a reasonable timeframe to the satisfaction of the Fund.

   (e) The Company shall permit the Fund or its designee to conduct one physical audit per calendar year to ensure compliance with the terms of this Agreement and the Related Agreements. The Fund or its designee agrees to provide the Company with reasonable notice of their intention to conduct such an audit. For purposes of these audit privileges, the Company shall permit the authorized personnel of the Fund or its designee to have access to its books, records, information, systems and employees pertinent to the Company's performance under this Agreement and/or any Related Agreement. The Fund or its designee will not perform any activity that materially interferes with any activities of the Company or its systems during the audit. The Company is entitled to observe all audit activity or the Fund or its designee, and the audit will be subject to such reasonable security and confidentiality measures as the Company may require.(f)

   (f) Nothing in this Agreement will impose upon the Fund or its designee the obligation to review the Company's practices, procedures and controls.

                                   ARTICLE 3
                        Representations and Warranties
                        ------------------------------

   3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Arizona (Pruco Life Insurance Company) and the State of New Jersey (Pruco Life Insurance Company of New Jersey), with full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and has established each Separate Account as a separate account under such law and the Separate Accounts comply in all material respects with all applicable federal and state laws and regulations.

   3.2 The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts. The Company further represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.

   3.3 The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"). The Company shall make every effort to maintain such treatment and shall notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

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   3.4 The Fund represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

   3.5 The Fund represents and warrants that the Fund Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Fund is registered under the 1940 Act. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. If the Fund determines that notice filings are appropriate, the Fund shall use its best efforts to make such notice filings in accordance with the laws of such jurisdictions reasonably requested by the Company.

   3.6 The Fund has adopted a Distribution Plan (the "Plan") with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the 1940 Act. The Plan permits the Underwriter to pay to each Participating Insurance Company that enters into an agreement with the Underwriter to provide distribution-related services to Contract owners, a fee, at the end of each month, of up to 0.25% of the average daily net asset value of Class III shares of each Portfolio held by such Participating Insurance Company. The Company agrees to waive the payment of any such distribution fee unless and until Underwriter has received such fees from the Fund. All distribution-related services will be provided in accordance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities, such as the SEC and FINRA, specifically including but not limited to Rule 22c-1(a) under the 1940 Act, all requirements to provide specific disclosures to Contract Owners regarding fees paid for such services, and the requirements of the applicable Portfolio's prospectus and statement of additional information, this Agreement and any Related Agreement.

   3.7 The Fund represents that it will comply and maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Fund will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.7 by the Fund, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

   3.8 The Fund represents and warrants that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Code, and represents that it will use its best efforts to qualify and to maintain qualification of each Portfolio as a RIC. The Fund will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

   3.9 The Company hereby certifies that it has established and maintains an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, but not limited to, the USA PATRIOT Act of 2001 (the "Patriot Act"). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act and any other applicable regulations. The Company agrees to provide the Fund with such information as it may reasonably request, including but not limited to, the filling out of questionnaires, attestations and other documents, to enable the Fund to fulfill its obligations under the Patriot Act, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Fund, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared. To the best of the Company's knowledge, (i) none of its customer(s): is an individual or entity named on any applicable sanctions lists administered by the United States Office of Foreign Assets Control ("OFAC"), European Union, United Nations or any other applicable sanctions regimes in which the Company is doing business; and (ii) customer funds have not been derived from activities subject to sanctions administered by OFAC, European Union, United Nations or any other applicable sanctions regimes. Company has established procedures to identify customer(s) on such lists.

   3.10 The Company acknowledges and agrees that it is the responsibility of the Company to determine investment restrictions under state insurance law applicable to any Portfolio, and that the Fund shall bear no responsibility to the Company for any such determination or the correctness of such determination. The Company has determined that the investment restrictions set forth in the current Prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Separate Accounts' investment therein. The Company shall inform the Fund of any additional investment restrictions imposed by state insurance law after the date of this Agreement that may become applicable to the Fund or any Portfolio from time to time as a result of the Separate Accounts' investment therein. Upon receipt of any such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders to comply with a restriction determined to be applicable by the Company, the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances.

   3.11 The Company represents and warrants that each Separate Account is a "segregated asset account" and that interests in each Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use its best efforts to continue to meet such definitional requirements, and it will notify the Fund immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

                                   ARTICLE 4
                              Potential Conflicts
                              -------------------

   4.1 The parties acknowledge that the Fund's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Directors of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or
(f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

   4.2 The Company agrees to promptly report any irreconcilable material conflicts of which it is aware to the Directors. The Company will assist the Directors in carrying out their responsibilities under the Shared Fund Exemptive Order by providing the Directors with all information reasonably necessary for them to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

   4.3 If it is determined by a majority of the Directors, or a majority of the Directors who are not affiliated with BAL or the Underwriter (the "Disinterested Directors"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Directors) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include:
(a) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

   4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Separate Account's investment in the Fund and terminate this Agreement with respect to such Separate Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within 60 days after the Fund gives written notice that this provision is being implemented, subject to applicable law but in any event consistent with the terms of the Shared Fund Exemptive Order. Until the end of such 60 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

   4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Separate Account's investment in the Fund and terminate this Agreement with respect to such Separate Account within 60 days after the Fund informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of such 60 day period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

   4.6 For purposes of section 4.3 through 4.6 of this Agreement, a majority of the Disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Separate Account's investment in the Fund and terminate this Agreement within 60 days after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

   4.7 Upon request, the Company shall submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the duties imposed upon them by the Shared Fund Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Directors.

   4.8 If and to the extent that (a) Rule 6e-2 and Rule 6e-3 (T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the application for the Shared Fund Exemptive Order) on terms and conditions materially different from those contained in the application for the Shared Fund Exemptive Order, or (b) the Shared Fund Exemptive Order is granted on terms and conditions that differ from those set forth in this Article 4, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary (a) to comply with Rules 6e-2 and 6e-3 (T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, or (b) to conform this Article 4 to the terms and conditions contained in the Shared Fund Exemptive Order, as the case may be.

                                   ARTICLE 5
                                Indemnification
                                ---------------

   5.1 The Company agrees to indemnify and hold harmless the Fund Parties and each of their respective Directors, officers, employees and agents and each person, if any, who controls a Fund Party within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

      (a) arise out of or are based upon any untrue statements or untrue statements of any material fact contained in the registration statement, prospectus(es), including summary prospectus(es) or statements of additional information for the Contracts or in the Contracts themselves or in sales literature or other promotional material generated or approved by the Company on behalf of the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Fund or Underwriter for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

      (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Shares; or

      (c) arise out of or result from any untrue statement of a material fact contained in Fund Documents as defined in Section 5.2(a) or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund or Underwriter by or on behalf of the Company; or

      (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

      (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or any Related Agreement or arise out of or result from any other material breach of this Agreement or any Related Agreement by the Company.

   5.2 The Underwriter and the Fund agree severally to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund Parties) or expenses (including the reasonable costs of investigating or defending any loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

      (a) arise out of or are based upon any untrue statements of any material fact contained in the registration statement or Prospectus for the Fund (or any amendment or supplement thereto) (collectively, "Fund Documents" for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund Parties by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or

      (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of a Fund Party or persons under its respective control, with respect to the sale or acquisition of the Contracts or Shares; or

      (c) arise out of or result from any untrue statement of a material fact contained in Company Documents as defined in Section 5.1(a) or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Fund Parties; or

      (d) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or any Related Agreement or arise out of or result from any other material breach of this Agreement or any Related Agreement by the Underwriter or the Fund.

   5.3 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

   5.4 Neither the Company, the Underwriter nor the Fund shall be liable under the indemnification provisions of Section 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

   5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE 6
                                  Termination
                                  -----------

   6.1 This Agreement may be terminated by any party for any reason by ninety
(90) days' advance written notice to the other parties.

   6.2 This Agreement may be terminated immediately upon written notice to the other parties at the option of either the Underwriter or the Fund upon institution of formal proceedings against the Company by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Separate Account(s), the administration of the Contracts or the purchase of the Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's or the Underwriter's respective reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder.

   6.3 This Agreement may be terminated immediately upon written notice to the other parties at the option of the Fund or the Underwriter if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund or Underwriter reasonably believes that the Contracts may fail to so qualify or if interests in an Separate Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law.

   6.4 This Agreement may be terminated immediately upon written notice to the other parties by the Fund or the Underwriter, at either's option, if either the Fund or the Underwriter shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition,
(2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Underwriter, or (3) the Company breaches any obligation under this Agreement or any Related Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt by the Company of notice in writing from the Fund or Underwriter of such breach.

   6.5 This Agreement may be terminated immediately upon written notice to the other parties at the option of the Company if (A) the Internal Revenue Service determines that any Portfolio fails to qualify as a RIC under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code and the Fund, upon written request fails to provide reasonable assurance that it will take action to cure such failure, or (B) the Company shall determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Underwriter shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, or (2) the Fund or Underwriter breaches any obligation under this Agreement or any Related Agreement in a material respect and such breach shall continue unremedied for thirty (30) days after receipt of notice in writing to the Fund or the Underwriter from the Company of such breach.

   6.6 Notwithstanding any termination of this Agreement, the Fund and the Underwriter may continue to make available additional Shares of the Portfolios of the Fund pursuant to the terms and conditions of this Agreement, for all existing Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund and Underwriter so agree to make additional Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to this Article 6, the Fund and the Underwriter shall promptly notify the Company in writing whether the Underwriter and the Fund will continue to make Shares available to Existing Contracts after such termination; if the Underwriter and the Fund will continue to make Shares so available, the provisions of this Agreement shall remain in effect with respect to transactions in Shares by such Existing Contracts except for Section 6.1 and thereafter either the Fund, Underwriter or the Company may terminate the Agreement as so continued pursuant to this Section 6.6 upon prior written notice to the other parties, such notice to be for a period that is reasonable under the circumstances but need not be greater than six months.

   6.7 The provisions of Section 2.11, Articles 5, 7 and 8 and Section 10 of Schedule C shall survive the termination of this Agreement, and the provisions of Articles 2 and 4 shall survive the termination of this Agreement as long as Shares of the Fund are held on behalf of Contract owners.

                                   ARTICLE 7
                                    Notices
                                    -------

   Unless otherwise specified in this Agreement, any notice shall be sufficiently given when sent by registered or certified mail (postage prepaid, return receipt requested) or by prepaid courier (return receipt requested) to the other parties at the addresses of such parties set forth below or at such other addresses as such parties may from time to time specify in writing to the other parties in accordance with this Article 7.

   To the Advisor:                             With a copy to:

   BlackRock Advisors, LLC                     BlackRock, Inc.
   Attn: Lisa Hill, Managing Director          Attn: General Counsel
   U.S. Retail, Contracts & Administration     40 East 52/nd/ Street
   55 East 52/nd/ Street                       New York, NY 10022
   New York, NY 10055

   To BRIL:                                    with a copy to:

   BlackRock Investments, LLC                  BlackRock Investments, LLC
   Attn: Frank Porcelli                        Attn: Chief Compliance Officer
   Managing Director,                          400 Howard Street
   Global Client Group                         San Francisco, CA 94105
   55 East 52/nd/ Street
   New York, NY 10055

   If to the Company:

   Prudential Life Insurance Company
   Attn: Timothy S. Cronin, Vice President
   One Corporate Drive
   Shelton CT 06484

                                   ARTICLE 8
                                 Miscellaneous
                                 -------------

   8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   8.2 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

   8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   8.4 This Agreement, including the attached schedules, shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without reference to any conflict of laws provisions thereof that would cause the application of laws of any jurisdiction other than those of the State of New York, and shall, to the extent applicable, be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

   8.5 The parties to this Agreement acknowledge and agree that the Fund is a Maryland corporation, and that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the relevant Portfolio(s) of the Fund and that no Director, officer, agent or holder of Shares of the Fund shall be personally liable for any such liabilities.

   8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding any other provision of this Agreement to the contrary, in the event that access to or delivery of any information is requested of the Company by a regulatory, self-regulatory or supervisory authority having appropriate jurisdiction, the Company may comply with such request and shall be required to notify the Fund Parties only if legally permitted to do so and to the extent reasonably practicable in the Company's sole discretion. In addition, notwithstanding any other provision of this Agreement to the contrary, in the event that access to or delivery of any information is requested of the Fund Parties by a regulatory, self-regulatory or supervisory authority having appropriate jurisdiction, the Fund Parties may comply with such request and shall be required to notify the Company only if legally permitted to do so and to the extent reasonably practicable in the Fund Parties' sole discretion.

   8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled under state and federal laws.

   8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

   8.9 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by a party without the written consent of the other parties. Any attempted assignment in violation of this
Section 8.9 shall be null and void.

   8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

   8.11 This Agreement, including all attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior or contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including, without limitation, any agreements between the Company or its affiliates and (i) State Street Research & Management Company, its affiliates and/or the State Street Research mutual funds or (ii) FAM Distributors, Inc. and/or the mutual funds previously advised by Merrill Lynch Investment Managers or one of its affiliates.

   8.12 Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

   8.13 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the Effective Date.

   BLACKROCK VARIABLE SERIES FUNDS, INC.

   By:     -----------------------------------
   Name:   -----------------------------------
   Title:  -----------------------------------

   BLACKROCK INVESTMENTS, LLC

   By:     -----------------------------------
   Name:   -----------------------------------
   Title:  -----------------------------------

   PRUCO LIFE INSURANCE COMPANY

   By:     -----------------------------------
   Name:   -----------------------------------
   Title:  -----------------------------------

   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

   By:     -----------------------------------
   Name:   -----------------------------------
   Title:  -----------------------------------

                                  Schedule A

Pruco Life Flexible Premium Variable Annuity Account
Pruco Life of New Jersey Flexible Premium Variable Annuity Account

                                  Schedule B

Portfolios and Classes of BlackRock Variable Series Funds, Inc. now or in the future offered to Separate Accounts of Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, including, but not limited to:

Fund Name                              Class    CUSIP    Ticker
             Equity Funds



BlackRock Global Allocation V.I. Fund  III    09253L751  GAIII

                                  Schedule C

Shareholder Information Schedule entered into by and between BlackRock Investments, LLC and its successors, assigns and designees ("BRIL") and the Intermediary.

For Schedule C, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

The term "Intermediary" shall mean the Separate Accounts which are (i) a broker, dealer, bank, or other entity that holds securities of record issued by the Fund in nominee name; (ii) in the case of a participant directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan's participant records; or (iii) insurance company separate accounts.

The term "Fund" shall mean any open-ended management investment company that is registered or required to register under Section 8 of the Investment Company Act of 1940 and for which BRIL acts as distributor, and includes (i) an investment adviser to or administrator for the Fund; and (ii) the transfer agent for the Fund. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940./1/

The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a contract.

The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following:
(i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs;
(ii) transactions that are executed pursuant to a Contract death benefit;
(iii) one-time step-up in Contract value pursuant to a Contract death benefit;
(iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or
(v) prearranged transfers at the conclusion of a required free look period.

The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs;
(ii) as a result of any deduction of charges or fees under a Contract;
(iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

/1/ As defined in SEC Rule 22c-2(b), term "excepted fund" means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

BRIL and the Intermediary hereby agree as follows:

Shareholder Information

1. Agreement to Provide Information. Intermediary agrees to provide the Fund or its designee, upon written request of BRIL or the Fund, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government issued identifier ("GII") and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or the account (if known) and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

2. Period Covered by Request. Requests must set forth a specific period, which generally will not exceed 90 days from the date of the request, for which transaction information is sought. BRIL and/or the Fund may request transaction information older than 90 days from the date of the request as they deem necessary to investigate compliance with policies (including, but not limited to, polices of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanges of Fund shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

3. Form and Timing of Response. (a) Intermediary agrees to provide, promptly, but in any event not later than five (5) business days after receipt of a request from the Fund, BRIL or their designee, the requested information specified in Section 1. If requested by the Fund, BRIL or their designee, Intermediary agrees to use best efforts to determine promptly, but in any event not later than five (5) business days after receipt of a request, whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (as defined in Rule 22c-2) ("indirect intermediary") and, upon further request of the Fund, BRIL or their designee, promptly, but in any event not later than five (5) business days after receipt of a request, either (i) provide (or arrange to have provided) the information set forth in Section 1 for those Shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, BRIL or their designee and the Intermediary; and

(c) To the extent practicable, the format for any transaction information provided to the Fund, BRIL or their designee should be consistent with the NSCC Standardized Data Reporting Format.

4. Limitations on Use of Information. BRIL and the Fund agree not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory requests or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

5. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from BRIL or the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by BRIL or the Fund, in their sole discretion, as having engaged in transactions of the

Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies ( including, but not limited to, policies of the Fund regarding market-timing and the frequent purchasing and redeeming or exchanging of Fund Shares or any other inappropriate trading activity) established or utilized by the Fund for the purpose of eliminating or reducing, or that would result in any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions must be received by Intermediary at the following address, or such other address that Intermediary may communicate to BRIL or the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

Pruco Life Insurance Company
213 Washington Street
Newark, NJ 07102-2992

6. Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

7. Timing of Response. Intermediary agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but not later than five
(5) business days after receipt of the instructions by the Intermediary.

8. Confirmation by Intermediary. Intermediary must provide written confirmation to BRIL and the Fund that instructions to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

9. Construction of the Schedule; Fund Participation Agreement. This Schedule C supplements the Fund Participation Agreement. To the extent the terms of this Schedule C conflict with the terms of the Fund Participation Agreement, the terms of this Schedule C shall control.

10. Termination. This Schedule C will terminate upon the termination of the Fund Participation Agreement (except for obligations arising from trading activities that occurred prior to such termination and transactions in Shares by Existing Contracts pursuant to Section 6.6 of the Fund Participation Agreement).